LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME GUIDANCE (1)
(Unaudited)
(Dollars in thousands)
	For the	For the
	quarter ending	year ending
	March 31, 2025	March 31, 2025

GAAP income (loss) from operations	$(13,000)	$5,000

Excluded items:
Purchased intangible asset amortization	3,000	14,000
Non-cash stock compensation	24,500	108,500
Restructuring costs	7,500	7,500
Total excluded items	35,000	130,000

Non-GAAP income from operations	$22,000	$135,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. The Company bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

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